Exhibit D

The undersigned hereby tenders this subscription and applies for the purchase of the dollar amount of shares of common stock (the “shares”) of MacKenzie Realty Capital, Inc. (sometimes referred to herein as the “Company”), set forth below.

1. Investment
Brokerage Investment Subscription Amount $ _____________________ ☐o Initial Investment ($5,000 minimum) ☐Additional Investment ($500 minimum)
Advisory and Other Net of Commission Investment
Subscription Amount $ ___________________
Wrap Fee Arrangement at your Broker-Dealer*
 ☐ Initial Investment ($5,000 minimum)
 ☐Additional Investment ($500 minimum)
      *Not all broker-dealers are eligible for advisory business; please confirm with the dealer manager
Registered Investment Advisor (Non-Broker Dealer)
 ☐ Initial Investment ($5,000 minimum)
 ☐ Additional Investment ($500 minimum)
 ☐ Net of Commission Purchase
     *By a registered representative on his/her own behalf

The Company offers a volume discount to investors who purchase more than $250,000 worth of the Shares through the same selected broker-dealer in the offering.  To qualify for a volume discount as a result of multiple purchases of Shares, the investor must use the same selected broker-dealer and must check the “Additional Investment” box above.  In the event the investor wishes to have his/her/its order combined with others as a “single purchaser,” as defined in the Prospectus, the investor must check the appropriate box above, and indicate below the basis for the discount as a “single purchaser.”

If investor wishes to have his/her/its order combined with others as a “single purchaser” for the purposes of qualifying for a volume discount, please check the appropriate box below indicating the basis for the discount.  Investor is:

 ☐ A corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not
 ☐An employees’ trust, pension, profit-sharing, or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code
 All commingled trust funds maintained by a single bank.
OR
 ☐ Investor wishes to combine his/her order with another subscriber who is his spouse, their children under the age of 21, and all pension or trust funds established by each such individual, whose name(s) must be identified in the line below:

Name(s):_______________________________________________________________________________________________

2. Ownership (Select only one)
☐Individual* (one signature)	☐Joint Tenants with Rights of Survivorship (all parties must sign)	☐UGMA: State of _________ (custodian signature required)
☐Community Property (all parties must sign)	☐Tenants in Common (all parties must sign)	☐UTMA: State of _________ (custodian signature required)
☐Qualified Pension (include Plan Documents)	☐Profit Sharing Plan (include Plan Documents)	☐Trust (include title and signature page)
☐Corporation (include Corporate Resolution; authorized signature)	☐Partnership (include Partnership Agreement; authorized signature)	☐Other (specify and include title and Signature pages)
3. Investor Information (please print)
Individual Owner/Beneficial Owner __________________________________________________________________________________
                                                                                                                   (first, middle, last)
Social Security # _____________________________________________

Address __________________________________  ________________________________  ________ Date of Birth ____________________
     (street)                                                                     (city/state)                                               (zip)                                           (mm/dd/yyyy)
(You must include a permanent street address, even if your mailing address is a P.O. Box)

Country of Citizenship __________________________________________  Daytime Phone #_____________________________________

Joint Owner/Beneficial Owner/Minor__________________________________________________________________________________
                                                                                                        (first, middle, last)

Social Security # _____________________________________________

Address __________________________________  ________________________________  ________ Date of Birth ____________________
     (street)                                                                  (city/state)                                                     (zip)                            (mm/dd/yyyy)
(You must include a permanent street address, even if your mailing address is a P.O. Box)

Country of Citizenship __________________________________________  Daytime Phone #_____________________________________

3. Investor Information (Continued)
Trust Information
Name of Trust __________________________________________________________________  Date of Trust ____________________________________________
                                            (mm/dd/yyyy)
Address ________________________________________________________     ___________________________________     ___________________________
                          (street)                                                                                                                     (city/state)                                        (zip)
(You must include a permanent street address even if your mailing address is a P.O. Box)

Trustee(s) _________________________________________________________  Tax ID____________________________________________________________

Beneficial Owner(s) _________________________________________________  Social Security # ____________________________________________________

Beneficial Owner(s) Address ______________________________  ___________________________  _____________________ DOB _________________________
                                   (street)                                                       (city/state)                                 (zip)                                          (mm/dd/yyyy)

Occupation____________________________________________________________________

Corporation/Partnership/Other
Entity Name ____________________________________________________________________________ Date of Entity   ___________________________
       Formation                                                                            (mm/dd/yyyy)

Address ________________________________________________________     ___________________________________     ___________________________
(street)                                                                                                                                    (city/state)                                                     (zip)
(You must include a permanent street address even if your mailing address is a P.O. Box)

Entity Type ____________________________ If corporation      C Corp      S Corp                                                                Tax ID ______________________________

Officer(s), General Partner or Authorized Person(s) _______________________________________________________________________________________

4. Acknowledgment of Dividend Reinvestment Plan
By signing this Subscription Agreement in Section 8 below, I acknowledge that I will be automatically enrolled in the MacKenzie Realty Capital, Inc. Dividend Reinvestment Plan, which provides for reinvestment of my dividends and other distributions, unless the following box is checked:  ☐  I wish to receive cash in lieu of reinvesting my dividends and distributions.  If I checked this box, I choose to have distributions mailed to me at the address or to the checking, savings or brokerage account as directed on the Distribution Instructions Form.

I agree to notify the Company and the broker-dealer named in this Subscription Agreement in writing if at any time I am unable to make any of the representations and warranties set forth in the prospectus, as supplemented, and this Subscription Agreement, including but not limited to the representations and warranties contained in Section 6 below.  This requirement will expire once my Shares are “covered securities” by virtue of them being listed on a national securities exchange.

For Oregon investors only: The Oregon Department of Consumer and Business Services will not permit its residents to participate in the Dividend Reinvestment Plan.  I acknowledge by checking the following box that I am an Oregon resident and therefore will not be participating in the plan.  ☐

5. Electronic Delivery of Documents (You will not receive paper mailings)

☐ In lieu of receiving documents by mail, I authorize the Company to make available on its website at www.mackenzierealty.com its quarterly reports, annual reports, tender offer materials, proxy statements, prospectus supplements or other reports required to be delivered to me, as well as any investment or marketing updates, and to notify me via e-mail when such reports or updates are available.  (Any investor who elects this option must provide an e-mail address below and ensure that the Company has a current e-mail address for as long as he or she owns Shares.)

E-mail Address ___________________________________________________________  Initials________________________________

6. Subscriber Representations
Please carefully read and separately initial each of the representations below.  In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on our behalf.  In order to induce the Company to accept this subscription, I (we) hereby represent and warrant that:

	Owner (Initials)	Joint Owner (Initials)
a.I(we) understand that no United States federal or state agency or agency of any other jurisdiction has made any finding or determination as to the fairness of the terms of the offering and sale of the Shares.  I(we) understand that there are tax consequences associated with an investment in the Shares, and I(we) have had the opportunity to discuss such consequences with my (our) own adviser. I(we) understand that an investment in the Shares is highly speculative and that the Company can provide no assurances that the Shares will retain any of their value.
	____________	___________
b.I(we) certify that I(we) have either: (1) a minimum annual gross income of $70,000, and a minimum net worth of $70,000; or (2) a minimum net worth of $250,000.  Net worth is determined exclusive of home, home furnishings, and automobiles.
	____________	___________
c.I(we) have no intention of selling, granting any participation in, or otherwise distributing or disposing of any Shares, nor do I(we) intend to subdivide the Shares with any person.	___________	___________
d.I(we) understand that the Shares are not liquid, that the Company’s Articles of Incorporation limit my (our) ability to transfer the Shares, and that there is no established public market, nor does the Company expect a public market to develop in the foreseeable future, for the sale of the Shares.  I(we) understand that I(we) will be required to hold the Shares and bear the risk of investment in the Shares for an indefinite time.
	___________	___________
e.If I am (we are) a resident of Iowa, I(we) certify that I(we) have either (i) a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or (ii) a minimum net worth of $350,000.  Additionally, my (our) Share purchases will not exceed 10% of my (our) liquid net worth (cash, cash equivalents and readily marketable securities).
	____________	___________
f.If I am (we are) a resident of Kansas, I(we) hereby acknowledge that the Office of the Kansas Securities Commissioner recommends that Kansas investors limit their aggregate investment in the Shares and other non-traded business development companies to not more than 10% of their liquid net worth.  For these purposes, liquid net worth is that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.
	____________	___________
g.If I am (we are) a resident of Maine, we hereby acknowledge that the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar offerings not exceed 10% of the investor’s liquid net worth.  For this purpose, “liquid net worth” is that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
	____________	___________
h.If I am (we are) a resident of Michigan, I (we) certify that the total amount I am (we are) investing in the Company does not exceed 10% of my (our) liquid net worth (cash, cash equivalents and readily marketable securities).
	____________	___________
i.If I am (we are) a resident of Nebraska, I (we) certify that I (we) have (i) either (a) an annual gross income of at least $100,000 and a net worth (not including home, furnishings and personal automobiles) of at least $350,000, or (b) a net worth (not including home, furnishings and personal automobiles) of at least $500,000; and (ii) my (our) Share purchases will not exceed 10% of my (our) net worth.
	____________	___________
j.If I am (we are) a resident of New Jersey, I(we) certify that I(we) have either (i) a liquid net worth of $250,000 and annual gross income of $70,000 or (ii) a minimum liquid net worth of $500,000.  Additionally, my (our) total investment in this offering and similar investments does not exceed 10% of my (our) liquid net worth.  “Liquid net worth” is that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
	____________	___________
k.If I am (we are) a resident of New Mexico, Oklahoma or Oregon, I(we) certify the my (our) purchase of Shares in this offering does not exceed 10% of my (our) net worth.	____________	___________
l.If I am (we are) a resident of Ohio, I (we) acknowledge that it is unsuitable for my (our) aggregate investment in Shares of the Issuer, affiliates of the Issuer, and in other non-traded business development programs and non-traded real estate investment trusts to exceed ten percent (10%) of my (our) net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
	____________	___________
m.If I am (we are) a resident of Tennessee, I (we) certify that I(we) have either (i) a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or (ii) a minimum net worth of $500,000. Additionally, my (our) purchase of Shares does not exceed 10% of my (our) liquid net worth, and I (we) must purchase at least 250 Shares (invest at least $2,500).
	____________	___________
n.If I am (we are) a resident of Texas, I(we) certify that I(we) have either (i) a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or (ii) a minimum net worth of $250,000. Additionally, my (our) Share purchases does not exceed 10% of my (our) net worth.
	____________	___________

7. Approval of Sales Below Net Asset Value
I(we) understand that the net asset value of the Company may vary during the course of the offering contemplated by the Prospectus. I(we) further understand that:  (i) the Company is prohibited generally by provisions of the Investment Company Act of 1940 from selling the Shares at a price, after deduction of selling commissions and dealer manager fees, that is below the net asset value per share of the Company at the time of sale, and (ii) the Company obtained stockholder approval prior to this offering to issue and sell the Shares at a price, after deduction of selling commissions and dealer manager fees, that is below the net asset value per share of the Company at the time of sale.  I(we) hereby agree to be bound by that vote and hereby authorize the Company, until the first annual meeting of stockholders following the initial closing for this offering, to sell Shares at a price, after deduction of selling commissions and dealer manager fees, that is below the net asset value per Share of the Company at the time of sale.

8. Important Information (Rights, Certifications, Authorizations)
Substitute IRS Form W-9 Certification:
I(we) declare that the information supplied in this subscription agreement is true and correct and may be relied upon by the Company in connection with my (our) investment in the Company.  Under penalties of perjury, each investor signing below certifies that (1) the number shown in the Investor Social Security Number/Taxpayer Identification Number field in Section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a non-resident alien). NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
By signing below, you hereby acknowledge receipt of the Prospectus of the Company relating to the Shares for which you have subscribed, as supplemented and amended through the date hereof (as so supplemented and amended, the “Prospectus”), not less than five (5) business days prior to the signing of this Subscription Agreement.  The Prospectus is available at www.sec.gov. You are encouraged to read the Prospectus carefully before making any investment decisions. You agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. You agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion.  You understand that you will receive a confirmation of your purchase, subject to acceptance by the Company, within 15 days from the date your subscription is received and accepted, and that the sale of Shares pursuant to this subscription agreement will not be effective until at least five business days after the date you have received a final Prospectus.

By signing below, you also acknowledge that you have been advised that the assignability and transferability of the Shares is restricted and governed by the terms of the Prospectus; there are risks associated with an investment in the Shares and you should rely only on the information contained in the Prospectus and not on any other information or representations from other sources; and you should not invest in the Shares unless you have an adequate means of providing for your current needs and personal contingencies and have no need for liquidity in this investment.

The Company is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account.  Required information includes name, date of birth, permanent residential address and Social Security/taxpayer identification number. We may also ask to see other identifying documents.  If you do not provide the information, the Company may not be able to open your account.  By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct.  You further agree that the Company may discuss your personal information and your investment in the Shares at any time with your then current financial adviser.  If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

By signing below, you also acknowledge that you should not expect to be able to sell your Shares regardless of how the Company performs.  If you are able to sell your Shares, you will likely receive less than your purchase price.  The Company does not intend to list the Shares on any securities exchange during the offering period, and it does not expect a secondary market in the Shares to develop.  The Company intends to implement a share repurchase program, but only a limited number of Shares will be eligible for repurchase by the Company.  Accordingly, you should consider that you may not have access to the money you invest for at least five years, or until the Company completes a liquidity event, which may not occur until five years following the completion of its offering.  There is no assurance that the Company will complete a liquidity event within such a timeframe or at all.  As a result of the foregoing, an investment in the Shares is not suitable if you require short-term liquidity.  Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.  You also acknowledge that the Company may suspend or terminate its share repurchase program at any time and Shares repurchased in the share repurchase program will be repurchased at a price below the offering price in effect on the date of repurchase.

Owner or Authorized Person (Print Name)	Owner or Authorized Person (Print Name)

Owner or Authorized Person Signature	Owner or Authorized Person Signature

Date (mm/dd/yyyy)	Date (mm/dd/yyyy)

9. Financial Adviser
The undersigned confirm on behalf of the Broker-Dealer or Registered Investment Advisor that they (i) are registered in the state in which the sale of the Shares to the investor executing this Subscription Agreement has been made and that the offering of the Shares is registered for sale in such state; (ii) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (iii) have discussed such investor’s prospective purchase of Shares with such investor; (iv) have advised such investor of all pertinent facts with regard to the fundamental risks of the investment, including the lack of liquidity and marketability of the Shares; (v) have delivered a current Prospectus and related supplements, if any, to such investor; (vi) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vii) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that the undersigned will obtain and retain records relating to such investor’s suitability for a period of six years, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and that such investor has an understanding of the fundamental risks of the investment, the background and qualifications of the persons managing the Company and the tax consequences of purchasing and owning Shares.  The undersigned Financial Adviser further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has following all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Broker Dealer Name______________________________________________________________________________________________________________________________________________________________
Financial Adviser Name __________________________________________________________________________________________________________________________________________________________ (First, Middle, Last)
Operational Contact Name (Optional)________________________________________________________________________________________________________________________________________________
(First, Middle, Last)

Address  _____________________________________________________________________________________________________________________________________________________________________
(street)                                                                (city/state)                                                      (zip)

Adviser Number ___________________________________________ Branch Number_________________________________________ Telephone______________________________________________________
Email Address _______________________________________________________________________________________ Fax______________________________________________________________________
Financial Adviser Signature __________________________________________________________________________ Date ______________________________________________________________
Principal Signature _________________________________________________________________________________ Date _______________________________________________________________

10. Investment Instructions

☐Custodial Accounts Forward Subscription Agreement to the custodian	☐By Mail: Checks should be made payable to "MacKenzie Reality Capital, Inc." Regular Mail or Express/Overnight Delivery 1640 School Street Moraga, CA 94556

Additional Information

APPENDIX A TO SUBSCRIPTION AGREEMENT
NOTICE TO STOCKHOLDER OF ISSUANCE OF
UNCERTIFICATED SHARES OF COMMON STOCK
Containing the Information Required by Section 2-211 of the
Maryland General Corporation Law

To: Stockholder From: MacKenzie Realty Capital, Inc.
Shares of Common Stock, $0.001 par value per share
MacKenzie Realty Capital, Inc., a Maryland corporation (the “Corporation”), is issuing to you, subject to acceptance by the Corporation, the number of shares of its common stock (the “Shares”) that correspond to the dollar amount of your subscription as set forth in your subscription agreement with the Corporation.  The Shares do not have physical certificates.  Instead, the Shares are recorded on the books and records of the Corporation, and this notice is given to you of certain information relating to the Shares. All capitalized terms not defined herein have the meanings set forth in the Corporation’s Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Corporation on request and without charge.  Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

The Corporation has the authority to issue shares of stock of more than one class.  Upon the request of any stockholder, and without charge, the Corporation will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to certain restrictions on ownership and transferability, the designations and any preferances, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption of the shares of each class of stock which the Corporation has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series.  Such requests must be made to the Secretary of the Corporation at its principal office.